August 1, 2016

The Ensign Group Reports Second Quarter 2016 Results

Conference Call and Webcast Scheduled for Tomorrow, August 2, 2016 at 10:00am PT

MISSION VIEJO, Calif., Aug. 01, 2016 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care, assisted living and urgent care companies, today announced its operating results for the second quarter of 2016, reporting GAAP diluted earnings per share for the quarter of $0.22 and adjusted earnings per share for the quarter of $0.33(1).

Quarter Highlights Include:

•
Consolidated GAAP EBITDAR for the quarter was $60.3 million, an increase of 27.2% over the prior year quarter, and consolidated adjusted EBITDAR was $65.5 million, an increase of 30.3% over the prior year quarter(1);

•	Transitioning skilled revenue mix increased by 130 basis points over the prior year quarter to 55.9% and same-store skilled mix days increased by 35 basis points over the prior year quarter to 30.4%;

•	Same Store revenue for all segments grew by 6.9% over the prior year quarter, and same store TSA revenue grew by 6.3% over the prior year quarter;

•	Transitioning revenue for all segments grew by 6.3% over the prior year quarter, and transitioning TSA revenue grew by 5.8% over the prior year quarter;

•
Cornerstone Healthcare, Inc., our home health and hospice subsidiary, grew its segment income by 45.2% over the prior year quarter and revenue by $8.5 million to $28.5 million for the quarter, an increase of 42.9% over the prior year quarter; and

•
Consolidated GAAP revenues for the quarter were up $99.5 million or 32.0% over the prior year quarter to $410.5 million and consolidated adjusted revenues for the quarter were up $92.5 million or 30.4% over the prior year quarter to $396.6 million(1).

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

Commenting on the operating results, Ensign's President and Chief Executive Officer Christopher Christensen said, "While we are very pleased with the contribution of some of our recently acquired operations, the majority of our newer operations continue to have significant upside." Noting that Ensign's adjusted earnings per share was $0.33 for the quarter, which met consensus estimates, Mr. Christensen reiterated that the organization completed the largest acquisition in its history during the quarter and has 72 recently acquired and 29 transitioning skilled nursing and assisted living operations, combining for 49% of Ensign's current portfolio as of July 1, 2016. He added, "Compared to any other time in our organization's history, there is a substantial amount of organic growth potential inherent in our existing operations."

Mr. Christensen announced that after increasing its annual earnings guidance last quarter, management determined that some of the expected performance will take a few quarters longer to realize than initially anticipated. "As we continue to absorb a significant number of new operations across our organization, our focus has been to take the necessary steps to set these operations up for success over the long-term," Christensen said. He added that "as a result of our deliberate efforts to ensure a proper transition for our new operations, some of the performance we expected to occur in the later part of 2016 will carry over into 2017. Therefore, we are revising our 2016 adjusted earnings guidance to $1.35 to $1.42 per diluted share for 2016 and are reaffirming our 2016 revenue guidance of $1.625 billion to $1.660 billion."

Chief Financial Officer Suzanne Snapper added "in order to provide our investors with more clarity regarding our organic growth expectations, we are also announcing 2017 guidance of $1.818 billion to $1.842 billion in revenues and $1.62 to $1.70 adjusted annual earnings per diluted share." Ms. Snapper also indicated that although the performance of the newer acquisitions has been slower than expected, many of the improvements management anticipated are beginning to take effect and she expects them to continue into the remainder of 2016 and into 2017.

"Our operational leaders are fully engaged on all fronts to identify and overcome weakness wherever it occurs and, because of them, we remain confident that Ensign's future - both near- and long-term - is very bright," Christensen noted. "As we've often reminded you, whenever we've seen an unusual surge in growth over a short period of time, we naturally expect a temporary impact to our short-term earnings, however, we have always taken the long view of our business, and we are excited about the enormous opportunity to unlock the value in our existing portfolio," he said.

Ms. Snapper also added, "Our balance sheet remained strong, with approximately $263.0 million of availability on Ensign's new $450 million credit facility as of August 1, 2016, which also has a built-in expansion option, and 32 unlevered real estate assets that add additional liquidity." Ms. Snapper also reported that consolidated revenues for the quarter were up 32.0% over the prior year quarter to a record $410.5 million, GAAP EBITDAR for the quarter was $60.3 million and consolidated adjusted EBITDAR for the quarter was $65.5 million, an increase of 30.3 % over the prior year quarter.

GAAP diluted earnings per share were $0.22 and fully diluted adjusted earnings per share were $0.33 for the quarter. GAAP net income was $11.3 million and adjusted net income was $17.1 million. A discussion of the company's use of nonGAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, the Company paid a quarterly cash dividend of $0.04 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 14 years.

Also during the quarter and since, the company announced the acquisition of nineteen skilled nursing operations and one hospice business. The following skilled nursing operations are subject to long-term leases:

•	Legend Oaks Healthcare and Rehabilitation - Greenville, a 126-bed skilled nursing facility located in Greenville, Texas;

•	Legend Oaks Healthcare and Rehabilitation - Euless, a 140-bed skilled nursing facility located in Euless, Texas;

•	Legend Oaks Healthcare and Rehabilitation Center - Gladewater, a 100-bed skilled nursing facility located in Gladewater, Texas;

•	Legend Oaks Healthcare and Rehabilitation - North Austin, a 124-bed skilled nursing facility located in Austin, Texas;

•	Legend Healthcare and Rehabilitation - Ennis, a 124-bed skilled nursing facility located in Ennis, Texas;

•	Granite Mesa Health Center, a 124-bed skilled nursing facility located in Marble Falls, Texas;

•	Legend Oaks Healthcare and Rehabilitation - Katy, a 125-bed skilled nursing facility located in Katy, Texas;

•	Legend Oaks Healthcare and Rehabilitation - Kyle, a 126-bed skilled nursing facility located in Kyle, Texas;

•	Legend Oaks Healthcare and Rehabilitation North Willowbrook, a 124-bed skilled nursing facility located in Houston, Texas;

•	Sonterra Health Center, a 124-bed skilled nursing facility located in San Antonio, Texas;

•	Legend Oaks Healthcare and Rehabilitation - San Antonio, a 126-bed skilled nursing facility located in San Antonio, Texas;

•	Legend Oaks Healthcare and Rehabilitation - West Houston, a 124-bed skilled nursing facility located in Houston, Texas;

•	Legend Oaks Healthcare and Rehabilitation - West San Antonio, a 124-bed skilled nursing facility located in San Antonio, Texas;

•	McAllen Transitional Care Center, a 70-bed skilled nursing facility located in McAllen, Texas;

•	Legend Oaks Healthcare and Rehabilitation Center - Northwest Houston, a 125-bed skilled nursing facility located in Houston, Texas; and

•	Legend Oaks Healthcare and Rehabilitation - New Braunfels, a 126-bed skilled nursing facility located in New Braunfels, Texas.

Ensign acquired the real estate and operations for the following skilled nursing operations:

•	Legend Healthcare and Rehabilitation - Paris, a 120-bed skilled nursing facility located in Paris, Texas; and

•	Legend Oaks Healthcare and Rehabilitation Center, a 125-bed skilled nursing facility located in Houston, Texas.

•	Riverbend Post Acute Rehabilitation, a 152-bed skilled nursing facility located in Kansas City, Kansas.

In addition, Ensign has opened six Healthcare Resorts. The Healthcare Resorts offer world-class rehabilitation and healthcare services in a resort-like setting as well as offering private extended-stay suites for patients requiring additional assistance before they return home. The new Healthcare Resorts include:

•	The Healthcare Resort of Kansas City, with a 70-bed licensed transitional care operation and 30 private assisted living suites;

•	The Healthcare Resort of Shawnee Mission, with a 101-bed licensed transitional care operation and 29 private assisted living suites;

•	The Healthcare Resort of Olathe, with a 70-bed licensed transitional care operation and 30 private assisted living suites;

•	The Healthcare Resort of Plano, with a 70-bed licensed transitional care operation and 30 private assisted living suites;

•	The Healthcare Resort of Colorado Springs, with a 90-bed licensed transitional care operation and 35 private assisted living suites; and

•	The Healthcare Resort of Waco, with a 70-bed licensed transitional care operation and 30 private assisted living suites.

These additions bring Ensign's growing portfolio to 208 healthcare operations, thirty-five of which are owned, sixteen hospice agencies, sixteen home health agencies, three home care businesses and fourteen urgent care clinics across fourteen states. Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

2016 Guidance

Management reaffirmed its 2016 annual revenue guidance of $1.625 billion to $1.660 billion and adjusted its 2016 annual earnings per share guidance to $1.35 to $1.42 per diluted share. Management's guidance is based on diluted weighted average common shares outstanding of 52.6 million, which includes the impact of the stock repurchases in the first quarter of 2016. In addition, the guidance assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, tax rates of 38.5% and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, stock based compensation, implementation costs for system improvements, costs incurred to recognize income tax credits, results at one closed facility and costs incurred for facilities currently being constructed and other start-up operations and insurance reserves in connection with a settlement of a general liability claim.

2017 Guidance

Management also provided guidance for 2017, with annual revenue guidance of $1.818 billion to $1.842 billion and annual earnings per share guidance of $1.62 to $1.70 per diluted share. Management's guidance is based on diluted weighted average common shares outstanding of 54.2 million and a 36.0% tax rate, both of which reflect the anticipated impact of ASU 2016-09 that will become effective in 2017. In addition, the guidance assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, tax rates of 36.0% and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, stock based compensation, costs incurred to recognize income tax credits and costs incurred for facilities currently being constructed and other start-up operations.

Conference Call

A live webcast will be held Tuesday, August 2, 2016 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign's second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign's website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, September 2, 2016.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 208 operations, sixteen hospice agencies, sixteen home health agencies, three home care businesses and fourteen urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas and South Carolina. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http:/www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$410,517	$311,056	$793,750	$617,585
Expense:
Cost of services	330,538	248,292	636,846	489,748
Losses related to operational closure	—	—	7,935	—
Rent—cost of services	30,741	19,066	57,732	38,031
General and administrative expense	19,657	15,335	37,045	29,751
Depreciation and amortization	9,772	6,379	18,069	12,896
Total expenses	390,708	289,072	757,627	570,426
Income from operations	19,809	21,984	36,123	47,159
Other income (expense):
Interest expense	(1,446)	(567)	(2,816)	(1,233)
Interest income	278	195	513	361
Other expense, net	(1,168)	(372)	(2,303)	(872)
Income before provision for income taxes	18,641	21,612	33,820	46,287
Provision for income taxes	7,278	8,379	13,167	17,964
Net income	11,363	13,233	20,653	28,323
Less: net income (loss) attributable to noncontrolling interests	37	45	155	(37)
Net income attributable to The Ensign Group, Inc.	$11,326	$13,188	$20,498	$28,360

Net income per share
Basic:	$0.23	$0.26	$0.41	$0.57
Diluted:	$0.22	$0.25	$0.39	$0.55

Weighted average common shares outstanding:
Basic	50,274	50,949	50,476	49,391
Diluted	51,931	52,866	52,134	51,272

Dividends per share	$0.0400	$0.0375	$0.0800	$0.0750

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$33,519	$41,569
Accounts receivable — less allowance for doubtful accounts of $33,654 and $30,308 at June 30, 2016 and December 31, 2015, respectively	226,623	209,026
Investments — current	3,503	2,004
Prepaid income taxes	7,873	8,141
Prepaid expenses and other current assets	16,496	18,827
Total current assets	288,014	279,567
Property and equipment, net	347,203	299,633
Insurance subsidiary deposits and investments	31,018	32,713
Escrow deposits	6,704	400
Deferred tax asset	20,823	20,852
Restricted and other assets	12,507	9,631
Intangible assets, net	44,910	45,431
Goodwill	69,650	40,886
Other indefinite-lived intangibles	19,246	18,646
Total assets	$840,075	$747,759

Liabilities and equity
Current liabilities:
Accounts payable	$38,085	$36,029
Accrued wages and related liabilities	72,019	78,890
Accrued self-insurance liabilities — current	20,829	18,122
Other accrued liabilities	47,353	46,205
Current maturities of long-term debt	634	620
Total current liabilities	178,920	179,866
Long-term debt — less current maturities	183,722	99,051
Accrued self-insurance liabilities — less current portion	43,365	37,881
Deferred rent and other long-term liabilities	9,975	3,976
Total equity	424,093	426,985
Total liabilities and equity	$840,075	$747,759

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2016	2015
Net cash provided by operating activities	$36,828	$6,808
Net cash used in investing activities	(99,857)	(89,427)
Net cash provided by financing activities	54,979	82,846
Net (decrease) increase in cash and cash equivalents	(8,050)	227
Cash and cash equivalents at beginning of period	41,569	50,408
Cash and cash equivalents at end of period	$33,519	$50,635

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT
(In thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	$	%	$	%	$	%	$	%

TSA Services
Skilled nursing facilities	$340,417	82.9%	$265,709	85.4%	$655,631	82.6%	$530,179	85.8%
Assisted and independent living facilities	30,708	7.5	15,927	5.1	60,877	7.7	30,230	4.9
Total TSA services	371,125	90.4	281,636	90.5	716,508	90.3	560,409	90.7
Home health and hospice services:
Home health	14,416	3.5	$11,294	3.6	28,324	3.6	21,656	3.5
Hospice	14,077	3.4	8,650	2.8	26,835	3.4	16,604	2.7
Total home health and hospice services	28,493	6.9	19,944	6.4	55,159	7.0	38,260	6.2
All other (1)	10,899	2.7	9,476	3.1	22,083	2.7	18,916	3.1
Total revenue	$410,517	100.0%	$311,056	100.0%	$793,750	100.0%	$617,585	100.0%
(1) Includes revenue from services provided at our urgent care clinics and other ancillary operations.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)
The following tables summarize our selected performance indicators for our TSA services segment along with other statistics, for the periods indicated:

	Three Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$340,417	$265,709	$74,708	28.1%
Assisted and independent living revenue	30,708	15,927	14,781	92.8%
Total transitional, skilled and assisted living revenue	$371,125	$281,636	$89,489	31.8%
Number of facilities at period end	206	150	56	37.3%
Actual patient days	1,465,625	1,121,158	344,467	30.7%
Occupancy percentage — Operational beds	76.3%	78.0%		(1.7)%
Skilled mix by nursing days	31.3%	30.1%		1.2%
Skilled mix by nursing revenue	52.7%	53.4%		(0.7)%

	Three Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$225,787	$211,994	$13,793	6.5%
Assisted and independent living revenue	9,360	9,217	143	1.6%
Total transitional, skilled and assisted living revenue	$235,147	$221,211	$13,936	6.3%
Number of facilities at period end	106	106	—	—%
Actual patient days	842,405	849,485	(7,080)	(0.8)%
Occupancy percentage — Operational beds	78.8%	80.1%		(1.3)%
Skilled mix by nursing days	30.4%	30.1%		0.3%
Skilled mix by nursing revenue	51.1%	53.6%		(2.5)%

	Three Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$42,284	$40,069	$2,215	5.5%
Assisted and independent living revenue	4,754	4,389	365	8.3%
Total transitional, skilled and assisted living revenue	$47,038	$44,458	$2,580	5.8%
Number of facilities at period end	29	29	—	—%
Actual patient days	186,096	182,708	3,388	1.9%
Occupancy percentage — Operational beds	73.3%	71.9%		1.4%
Skilled mix by nursing days	34.1%	31.8%		2.3%
Skilled mix by nursing revenue	55.9%	54.6%		1.3%

	Three Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$72,346	$11,883	$60,463	NM
Assisted and independent living revenue	16,594	2,321	14,273	NM
Total transitional, skilled and assisted living revenue	$88,940	$14,204	$74,736	NM
Number of facilities at period end	71	14	57	NM
Actual patient days	437,124	80,217	356,907	NM
Occupancy percentage — Operational beds	73.1%	73.0%		NM
Skilled mix by nursing days	32.1%	29.6%		NM
Skilled mix by nursing revenue	55.6%	50.7%		NM

	Three Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$—	$1,763	$(1,763)	NM
Assisted and independent living revenue	—	—	—	NM
Total transitional, skilled and assisted living revenue	$—	$1,763	$(1,763)	NM
Actual patient days	—	8,748	(8,748)	NM
Occupancy percentage — Operational beds	—%	70.2%		NM
Skilled mix by nursing days	—%	10.5%		NM
Skilled mix by nursing revenue	—%	26.9%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2013.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2013 to December 31, 2014.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2015.

(4)
Facility Closed represent the result of one facility closed during the first quarter of 2016. These results were excluded from Same Facility results for three months ended June 30, 2016 and 2015 for comparison purposes.

	Six Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$655,631	$530,179	$125,452	23.7%
Assisted and independent living revenue	60,877	30,230	30,647	101.4%
Total transitional, skilled and assisted living revenue	$716,508	$560,409	$156,099	27.9%
Number of facilities at period end	206	150	56	37.3%
Actual patient days	2,842,504	2,198,396	644,108	29.3%
Occupancy percentage — Operational beds	76.7%	78.4%		(1.7)%
Skilled mix by nursing days	31.9%	30.2%		1.7%
Skilled mix by nursing revenue	53.6%	53.2%		0.4%

	Six Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$449,545	$427,549	$21,996	5.1%
Assisted and independent living revenue	18,467	18,280	187	1.0%
Total transitional, skilled and assisted living revenue	$468,012	$445,829	$22,183	5.0%
Number of facilities at period end	106	106	—	—%
Actual patient days	1,698,652	1,694,987	3,665	0.2%
Occupancy percentage — Operational beds	79.4%	80.3%		(0.9)%
Skilled mix by nursing days	30.9%	30.3%		0.6%
Skilled mix by nursing revenue	52.3%	53.5%		(1.2)%

	Six Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$86,223	$80,640	$5,583	6.9%
Assisted and independent living revenue	9,341	8,755	586	6.7%
Total transitional, skilled and assisted living revenue	$95,564	$89,395	$6,169	6.9%
Number of facilities at period end	29	29	—	—%
Actual patient days	374,345	364,555	9,790	2.7%
Occupancy percentage — Operational beds	73.7%	71.8%		1.9%
Skilled mix by nursing days	34.5%	31.4%		3.1%
Skilled mix by nursing revenue	56.4%	54.2%		2.2%

	Six Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$119,243	$18,331	$100,912	NM
Assisted and independent living revenue	33,069	3,195	29,874	NM
Total transitional, skilled and assisted living revenue	$152,312	$21,526	$130,786	NM
Number of facilities at period end	71	14	57	NM
Actual patient days	766,262	120,913	645,349	NM
Occupancy percentage — Operational beds	72.5%	74.5%		NM
Skilled mix by nursing days	33.9%	26.3%		NM
Skilled mix by nursing revenue	56.5%	46.9%		NM

	Six Months Ended June 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$620	$3,659	$(3,039)	NM
Assisted and independent living revenue	—	—	—	NM
Total transitional, skilled and assisted living revenue	$620	$3,659	$(3,039)	NM
Actual patient days	3,245	17,941	(14,696)	NM
Occupancy percentage — Operational beds	70.7%	72.4%		NM
Skilled mix by nursing days	9.6%	13.0%		NM
Skilled mix by nursing revenue	14.0%	31.6%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2013.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2013 to December 31, 2014.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2015.

(4)
Facility Closed represent the result of one facility closed during the three and six months ended June 30, 2016. These results were excluded from Same Facility results for six months ended June 30, 2016 and 2015 for comparison purposes. Included in the six months ended June 30, 2016 results is one month of operation as the facility was closed in February 2016; as such, the metrics are not comparable to the results during the six months ended June 30, 2015.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing Average Daily Revenue Rates:
Medicare	$581.48	$562.69	$557.12	$555.42	$494.81	$452.97	$555.11	$554.72
Managed care	424.79	421.17	461.67	458.59	409.62	428.20	427.43	428.94
Other skilled	468.47	468.38	351.42	324.76	384.43	666.11	440.25	448.95
Total skilled revenue	505.99	499.85	478.37	477.00	453.45	459.54	489.49	494.31
Medicaid	215.90	185.58	190.70	182.54	168.98	185.95	202.11	184.80
Private and other payors	207.64	189.48	213.58	192.98	181.61	193.58	201.41	189.87
Total skilled nursing revenue	$303.93	$280.60	$291.18	$277.29	$262.10	$268.65	$292.40	$278.71

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing Average Daily Revenue Rates:
Medicare	$580.14	$564.51	$557.08	$556.26	$492.44	$451.51	$556.51	$558.20
Managed care	423.08	416.35	463.87	461.45	410.07	412.68	427.65	425.87
Other skilled	467.33	473.75	350.59	324.95	389.41	669.14	439.46	456.13
Total skilled revenue	503.07	500.66	478.42	480.87	451.99	461.00	488.82	496.10
Medicaid	206.35	189.91	189.43	183.02	175.67	184.53	198.28	188.20
Private and other payors	203.57	189.94	223.90	202.20	190.29	190.81	203.59	191.62
Total skilled nursing revenue	$297.95	$284.22	$292.81	$278.95	$271.05	$258.71	$291.81	$281.59

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Revenue:
Medicare	27.8%	30.7%	23.1%	24.4%	32.5%	35.0%	28.2%	29.9%
Managed care	15.6	15.7	26.5	25.0	19.6	11.3	17.8	16.9
Other skilled	7.7	7.2	6.3	5.2	3.5	4.4	6.7	6.6
Skilled mix	51.1	53.6	55.9	54.6	55.6	50.7	52.7	53.4
Private and other payors	7.9	8.2	8.1	8.1	9.2	15.6	8.1	8.6
Quality mix	59.0	61.8	64.0	62.7	64.8	66.3	60.8	62.0
Medicaid	41.0	38.2	36.0	37.3	35.2	33.7	39.2	38.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Days:
Medicare	14.4%	15.3%	12.1%	12.2%	17.2%	20.8%	14.8%	15.0%
Managed care	11.1	10.5	16.7	15.1	12.5	7.1	12.1	11.0
Other skilled	4.9	4.3	5.3	4.5	2.4	1.7	4.4	4.1
Skilled mix	30.4	30.1	34.1	31.8	32.1	29.6	31.3	30.1
Private and other payors	12.3	12.1	10.9	11.5	13.3	21.8	12.3	12.6
Quality mix	42.7	42.2	45.0	43.3	45.4	51.4	43.6	42.7
Medicaid	57.3	57.8	55.0	56.7	54.6	48.6	56.4	57.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Revenue:
Medicare	28.0%	31.1%	22.9%	23.8%	32.7%	31.4%	28.2%	29.9%
Managed care	16.5	15.4	27.0	26.0	19.5	9.7	18.4	16.8
Other skilled	7.8	7.0	6.5	4.4	4.3	5.8	7.0	6.5
Skilled mix	52.3	53.5	56.4	54.2	56.5	46.9	53.6	53.2
Private and other payors	7.9	8.0	8.1	8.6	8.5	17.0	8.1	8.5
Quality mix	60.2	61.5	64.5	62.8	65.0	63.9	61.7	61.7
Medicaid	39.8	38.5	35.5	37.2	35.0	36.1	38.3	38.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Days:
Medicare	14.3%	15.6%	12.0%	11.9%	18.0%	18.0%	14.7%	15.1%
Managed care	11.6	10.5	17.0	15.7	12.9	6.1	12.5	11.1
Other skilled	5.0	4.2	5.5	3.8	3.0	2.2	4.7	4.0
Skilled mix	30.9	30.3	34.5	31.4	33.9	26.3	31.9	30.2
Private and other payors	11.9	12.1	10.7	11.9	12.2	23.0	11.8	12.5
Quality mix	42.8	42.4	45.2	43.3	46.1	49.3	43.7	42.7
Medicaid	57.2	57.6	54.8	56.7	53.9	50.7	56.3	57.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for the periods indicated:

	Three Months Ended June 30,
	2016	2015	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$14,416	$11,294	$3,122	27.6%
Hospice services	14,077	8,650	5,427	62.7
Total home health and hospice revenue	$28,493	$19,944	$8,549	42.9%
Home health services:
Medicare Episodic Admissions	2,037	1,672	365	21.8%
Average Medicare Revenue per Completed Episode	2,950	2,954	(4)	(0.1)%
Hospice services:
Average Daily Census	898	562	336	59.8%

	Six Months Ended June 30,
	2016	2015	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$28,324	$21,656	$6,668	30.8%
Hospice services	26,835	16,604	10,231	61.6
Total home health and hospice revenue	$55,159	$38,260	$16,899	44.2%
Home health services:
Medicare Episodic Admissions	4,194	3,415	779	22.8%
Average Medicare Revenue per Completed Episode	2,937	2,984	(47)	(1.6)%
Hospice services:
Average Daily Census	871	552	319	57.8%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$132,763	32.3%	$100,873	32.4%	$250,338	31.6%	$202,502	32.8%
Medicare	119,443	29.1	95,396	30.7	229,721	28.9	189,752	30.7
Medicaid-skilled	20,661	5.0	16,745	5.4	42,327	5.3	32,282	5.3
Total	272,867	66.4	213,014	68.5	522,386	65.8	424,536	68.8
Managed Care	65,178	15.9	47,633	15.3	129,721	16.4	93,963	15.2
Private and Other(1)	72,472	17.7	50,409	16.2	141,643	17.8	99,086	16.0
Total revenue	$410,517	100.0%	$311,056	100.0%	$793,750	100.0%	$617,585	100.0%
(1) Private and other payors also includes revenue from urgent care centers and other ancillary operations.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to The Ensign Group, Inc.	$11,326	$13,188	$20,498	$28,360

Non-GAAP adjustments
Results at urgent care centers, including noncontrolling interests(a)	47	191	(148)	22
Costs incurred for facilities currently being constructed and other start-up operations(b)	2,794	472	5,592	618
Results at a closed facility, including continued obligations and closing expenses(c)	219	—	8,403	—
Stock-based compensation expense(d)	2,780	1,733	4,665	3,226
Cost of services - Insurance reserve in connection with the settlement of a general liability claim(e)	1,586	—	1,586	—
General and administrative - Acquisition related costs(f)	748	438	893	590
General and administrative - Costs incurred related to new systems implementation and professional service fees(g)	269	881	947	1,168
General and administrative - Break up fee, net of costs, received in connection with a public auction(h)	—	—	—	(1,019)
Depreciation and amortization - Patient base(i)	713	308	991	592
Interest expense - Write off of deferred financing fees and amortization of deferred financing fees related to spin-off debt(j)	—	46	225	92
Provision for income taxes on Non-GAAP adjustments(k)	(3,422)	(1,510)	(8,758)	(1,966)
Non-GAAP Net Income	$17,060	$15,747	$34,894	$31,683

Diluted Earnings Per Share As Reported
Net Income	$0.22	$0.25	$0.39	$0.55
Average number of shares outstanding	51,931	52,866	52,134	51,272

Adjusted Diluted Earnings Per Share
Net Income	$0.33	$0.30	$0.67	$0.62
Average number of shares outstanding	51,931	52,866	52,134	51,272

(a) Represent operating results at newly opened urgent care centers, including noncontrolling interest.
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	(7,042)	(6,974)	(14,642)	(13,641)
Cost of services	6,226	6,351	12,751	12,235
Rent	554	520	1,116	1,009
Depreciation and amortization	304	296	603	577
Non-controlling interest	5	(2)	24	(158)
Total Non-GAAP adjustment	47	191	(148)	22

(b) Represent operating results for facilities currently being constructed and other start-up operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	(6,894)	—	(10,653)	—
Cost of services	7,343	462	12,464	608
Rent	2,165	7	3,488	7
Depreciation and amortization	180	10	293	10
Total Non-GAAP adjustment	2,794	479	5,592	625

(c) Represent results at closed facility during the three and six months ended June 30, 2016, including fair value of continued obligation under lease agreement and related closing expenses $7.9 million and operating loss of $0.3 million.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	—	—	(105)	—
Cost of services	207	—	8,436	—
Rent	2	—	58	—
Depreciation and amortization	10	—	14	—
Total Non-GAAP adjustment	219	—	8,403	—

(d) Represent stock-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of services	1,316	1,119	2,529	2,081
General and administrative	1,464	614	2,136	1,145
Total Non-GAAP adjustment	2,780	1,733	4,665	3,226
(e) Included in cost of services are insurance reserves in connection with the settlement of a general liability claim.
(f) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(g) Included in general and administrative expense are costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.
(h) Included in general and administrative expense is breakup fee, net of costs, received in connection with a public auction.
(i) Included in depreciation and amortization are amortization costs related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(j) Included in interest expense are write-offs of deferred financing fees associated with the amendment of credit facility and amortization of deferred financing fees related to the former revolving credit facility as part of the spin-off transaction.

(k) Represent adjustment to provision for income tax to our historical year to date effective tax rate of 38.5%

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Consolidated Statements of Income Data:
Net income	$11,363	$13,233	$20,653	$28,323
Less: net income (loss) attributable to noncontrolling interests	37	45	155	(37)
Interest expense, net	1,168	372	2,303	872
Provision for income taxes	7,278	8,379	13,167	17,964
Depreciation and amortization	9,772	6,379	18,069	12,896
EBITDA	$29,544	$28,318	$54,037	$60,092
Facility rent—cost of services	30,741	19,066	57,732	38,031
EBITDAR	$60,285	$47,384	$111,769	$98,123

EBITDA	$29,544	$28,318	$54,037	$60,092
Adjustments to EBITDA:
Urgent care center earnings(a)	(811)	(625)	(1,867)	(1,565)
Costs incurred for facilities currently being constructed and other start-up operations(b)	449	462	1,812	608
Results at closed facility, including continued obligations and closing expenses (c)	206	—	8,331	—
Stock-based compensation expense(d)	2,780	1,733	4,665	3,226
Insurance reserve in connection with the settlement of a general liability claim(e)	1,586	—	1,586	—
Acquisition related costs(f)	748	438	893	590
Costs incurred related to new systems implementation and professional service fees(g)	269	885	947	1,198
Breakup fee, net of costs, received in connection with a public auction(h)	—	—	—	(1,019)
Rent related to items(a), (b), and (c) above	2,721	527	4,662	1,016
Adjusted EBITDA	$37,492	$31,738	$75,066	$64,146
Rent—cost of services	$30,741	$19,066	$57,732	$38,031
Less: related to items (d) and (h) above	(2,721)	(527)	(4,662)	(1,016)
Adjusted EBITDAR	$65,512	$50,277	$128,136	$101,161

(a) Operating results at urgent care centers. This amount excludes rent, depreciation and interest of $0.9 million and $1.7 million for the three and six months ended June 30, 2016, respectively, and $0.8 million and $1.6 million for the three and six months ended June 30, 2015, respectively. The results also excluded the net loss attributable to the variable interest entity associated with our urgent care business.

(b)
Costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest of $2.3 million and $3.8 million for the three and six months ended June 30, 2016, respectively. Rent, depreciation and interest expenses were not material for the three and six months ended June 30, 2015.

(c) Results at a closed facility during three and six months ended June 30, 2016, including fair value of continued obligation under the lease agreement and related closing expenses of $7.9 million and operating loss of $0.2 million for both the three and six months ended June 30, 2016. This amount excludes rent and depreciation of $0.1 million for the six months ended June 30, 2016.

(d)	Stock-based compensation expense incurred during the three and six months ended June 30, 2016 and 2015.

(e)	Insurance reserves in connection with the settlement of a general liability claim.

(f)	Costs incurred to acquire an operation which are not capitalizable.

(g)	Costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.

(h)	Breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles income from operations to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended June 30,				Six Months Ended June 30,
	TSA Services		Home Health and Hospice		TSA Services		Home Health and Hospice
	2016	2015	2016	2015	2016	2015	2016	2015

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$36,098	$35,067	$4,349	$2,996	$66,954	$72,366	$7,525	$5,671
Depreciation and amortization	7,775	4,877	229	224	14,077	9,826	496	445
EBITDA	$43,873	$39,944	$4,578	$3,220	$81,031	$82,192	$8,021	$6,116
Rent—cost of services	29,747	18,214	369	276	55,733	36,376	747	535
EBITDAR	$73,620	$58,158	$4,947	$3,496	$136,764	$118,568	$8,768	$6,651

EBITDA	$43,873	$39,944	$4,578	$3,220	$81,031	$82,192	$8,021	$6,116
Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	441	462	8	—	1,773	608	39	—
Results at closed facility, including continued obligations and closing expenses (c)	206	—	—	—	8,331	—	—	—
Stock-based compensation expense(d)	1,216	1,033	72	61	2,337	1,913	138	122
Insurance reserve in connection with the settlement of a general liability claim(e)	1,586	—	—	—	1,586	—	—	—
Rent related to item(c) and (e)above	2,156	—	9	—	3,470	—	18	—
Adjusted EBITDA	$49,478	$41,439	$4,667	$3,281	$98,528	$84,713	$8,216	$6,238
Rent—cost of services	29,747	18,214	369	276	55,733	36,376	747	535
Less: rent related to items(c) and (e)above	(2,156)	—	(9)	—	(3,470)	—	(18)	—
Adjusted EBITDAR	$77,069	$59,653	$5,027	$3,557	$150,791	$121,089	$8,945	$6,773

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations. This amount excluded rent, depreciation and interest of $2.3 million and $3.8 million for the three and six months ended June 30, 2016, respectively. Rent, depreciation and interest expenses were not material for the three and six months ended June 30, 2015.

(c) Results at closed facility during three and six months ended June 30, 2016, including fair value of continued obligation under lease agreement and related closing expenses of $7.9 million and operating loss of $0.2 million for both the three and six months ended June 30, 2016. This amount excluded rent and depreciation of $0.1 million for the six months ended June 30, 2016.

(d) Stock-based compensation expense incurred during the three and six months ended June 30, 2016 and 2015.
(e) Insurance reserves in connection with the settlement of a general liability claim.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of a single closed operation, (f) stock-based compensation expense, (g) costs incurred related to new systems implementation, (h) breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) insurance reserves in connection with the settlement related to a general liability claim and (l) operating results at urgent care centers, excluding depreciation, interest and income taxes. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of a single closed operation, (g) stock-based compensation expense, (h) costs incurred related to new systems implementation, (i) break-up fee, net of costs, received in connection with a public auction in which we were the priority bidder , (j) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (k) costs incurred to acquire operations which are not capitalized, (l) insurance reserves in connection with the settlement related to a general liability claim and (m) operating results at urgent care centers, excluding rent, depreciation, interest and income taxes. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.